Exhibit 21.1 to Registration Statement


                              LIST OF SUBSIDIARIES
                                       OF
                             SUMMIT LIFE CORPORATION


         The following is the only subsidiary of Summit Life Corporation:

                      Great Midwest Life Insurance Company